Exhibit 99.1

SemiLEDs Reports Second Quarter of Fiscal Year 2013

Financial Results

Hsinchu, Taiwan (April 11, 2013) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the second quarter of fiscal year 2013, ended February 28, 2013.

Revenue for the second quarter of fiscal 2013 was $4.8 million, a 39% decrease compared to $7.9 million in the second quarter of fiscal 2012. GAAP net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2013 was $6.0 million, or a net loss of $0.22 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $7.1 million, or a net loss of $0.26 per diluted share, for the second quarter of fiscal 2012.

“Demand has improved; however, the pricing environment for the general lighting market remains challenging,” said Trung Doan, Chairman, President and CEO.  “I believe we are on the right track and this is a turning point for SemiLEDs.  From an execution standpoint, we need to focus on profitable markets and control cost,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the second quarter of fiscal 2013 was $5.4 million, or a net loss of $0.19 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $6.1 million, or a net loss of $0.22 per diluted share, for the second quarter of fiscal 2012.

GAAP gross margin for the second quarter of fiscal 2013 was negative 69%, compared with gross margin for the second quarter of fiscal 2012 of negative 9%. Operating margin for the second quarter of fiscal 2013 was negative 145% compared with negative 73% in the second quarter of fiscal 2012.  Gross margin for the second quarter of fiscal 2013 was negatively impacted by reduction in revenues, a decrease in the average selling price of LED chips, and an excess capacity charges for our LED chips.

The Company’s cash and cash equivalents were $43.9 million at the end of the second quarter of fiscal 2013, compared to the first quarter fiscal 2013, the Company had cash and cash equivalents of $39.3 million and short-term investments consisting of time deposits with initial maturities of greater than three months but less than one year of $8.3 million. Cash used in operating activities was $4.2 million in the second quarter of fiscal 2013.

Conference Call Information

SemiLEDs will discuss these financial results in a conference call today at 8:00 a.m. Eastern Daylight Time (5:00 a.m. Pacific Daylight Time, 8:00 p.m. China Standard Time). The public is invited to listen to a live webcast of the conference call on the Investors section of the Company’s website at http://investors.semileds.com/events.cfm.

A replay of the webcast will be available on the Investors section of the Company’s website approximately three hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, and horticulture. SemiLEDs sells blue, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities

Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Timothy Lin

Interim Chief Financial Officer

SemiLEDs Corporation

415-471-2700

investor@semileds.com

Erica Mannion

Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

investor@semileds.com

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	February 28, 2013	August 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,886	$47,228
Short-term investments	—	8,831
Accounts receivable, net	3,385	4,759
Accounts receivable from related parties, net	47	157
Inventories	10,175	13,016
Prepaid expenses and other current assets	1,490	1,130
Total current assets	58,983	75,121
Property, plant and equipment, net	43,382	46,642
Intangible assets, net	1,420	1,552
Goodwill	1,082	1,072
Investments in unconsolidated entities	4,331	1,821
Other assets	1,576	1,326
TOTAL ASSETS	$110,774	$127,534
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Notes payable to banks	$—	$1,585
Current installments of long-term debt	1,572	967
Accounts payable	3,357	5,768
Accrued expenses and other current liabilities	4,144	4,969
Deferred income, current portion	51	51
Total current liabilities	9,124	13,340
Long-term debt, excluding current installments	5,716	4,953
Deferred income, net of current portion	365	390
Total liabilities	15,205	18,683
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	168,050	167,070
Accumulated other comprehensive income	6,205	5,179
Accumulated deficit	(79,345)	(64,431)
Total SemiLEDs stockholders’ equity	94,910	107,818
Noncontrolling interests	659	1,033
Total equity	95,569	108,851
TOTAL LIABILITIES AND EQUITY	$110,774	$127,534

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2013	2012	2013	2012
Revenues, net	$4,830	$7,905	$11,057	$14,652
Cost of revenues	8,183	8,627	17,698	16,196
Gross loss	(3,353)	(722)	(6,641)	(1,544)
Operating expenses:
Research and development	1,034	2,023	2,257	3,712
Selling, general and administrative	2,620	3,045	6,283	6,950
Total operating expenses	3,654	5,068	8,540	10,662
Loss from operations	(7,007)	(5,790)	(15,181)	(12,206)
Other income (expenses):
Equity in losses from unconsolidated entities, net	(23)	(1,176)	(98)	(2,702)
Interest income, net	29	12	34	16
Other income, net	54	47	106	95
Foreign currency transaction gain (loss), net	766	(407)	(160)	(348)
Total other income (expenses), net	826	(1,524)	(118)	(2,939)
Loss before income taxes	(6,181)	(7,314)	(15,299)	(15,145)
Income tax expense	3	—	3	—
Net loss	(6,184)	(7,314)	(15,302)	(15,145)
Less: Net loss attributable to noncontrolling interests	(193)	(200)	(388)	(310)
Net loss attributable to SemiLEDs stockholders	$(5,991)	$(7,114)	$(14,914)	$(14,835)
Net loss attributable to SemiLEDs common stockholders:
Basic and diluted	$(5,991)	$(7,114)	$(14,914)	$(14,835)
Net loss per share attributable to SemiLEDs common stockholders:
Basic and diluted	$(0.22)	$(0.26)	$(0.54)	$(0.54)
Shares used in computing net loss per share attributable to SemiLEDs common stockholders:
Basic and diluted	27,531	27,383	27,513	27,343

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
Non-GAAP Net Loss	2013	2012	2013	2012

GAAP net loss attributable to SemiLEDs stockholders	$(5,991)	$(7,114)	$(14,914)	$(14,835)
Adjustments:
Stock-based compensation expense	641	965	977	1,616
Income tax effect	—	—	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(5,350)	$(6,149)	$(13,937)	$(13,219)

Diluted net loss per share attributable to SemiLEDs common stockholders:
GAAP net loss	$(0.22)	$(0.26)	$(0.54)	$(0.54)
Non-GAAP net loss	$(0.19)	$(0.22)	$(0.51)	$(0.48)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
Free Cash Flow	2013	2012	2013	2012

Net cash used in operating activities	$(4,236)	$(4,547)	$(7,486)	$(8,003)
Less: Capital expenditures	374	3,291	2,043	9,099
Total free cash flows	$(4,610)	$(7,838)	$(9,529)	$(17,102)